UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

NovaCopper Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2015, NovaCopper Inc. (“NovaCopper”) held a special meeting of shareholders (the “Special Meeting”) at the offices of Blake, Cassels & Graydon LLP in Vancouver, British Columbia, Canada. Of the 60,633,701 common shares outstanding and entitled to vote as of the record date of May 11, 2015, 33,503,036 shares (55.25%) were present or represented by proxy at the Special Meeting. At the Special Meeting, NovaCopper shareholders approved the issuance, or reservation for issuance, as the case may be, by NovaCopper of such number of common shares as may be required to be issued pursuant to the previously disclosed transaction by which NovaCopper agreed to acquire all of the issued and outstanding common shares of Sunward Resources Ltd. (the “Arrangement”). The result of the vote was as follows:

Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
33,289,372	161,109	52,555	0

The proposal approved at the Special Meeting is set forth in NovaCopper’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 14, 2015.

Item 7.01 Regulation FD Disclosure.

On June 15, 2015, NovaCopper announced the results of the vote at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 19, 2015, NovaCopper announced the completion of the Arrangement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 15, 2015
99.2	Press release dated June 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: June 19, 2015	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer